UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DATAWATCH CORPORATION
(Name of Registrant as Specified in Its Charter)

POTRERO CAPITAL RESEARCH PARTNERS, LP POTRERO CAPITAL RESEARCH PARTNERS II, LP POTRERO CAPITAL RESEARCH, LLC JACK RIPSTEEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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POTRERO CAPITAL RESEARCH, LLC

March 30, 2016

Dear Fellow Datawatch Stockholder:

Potrero Capital Research, LLC (together with its affiliates, “Potrero Capital” or “we”) is the beneficial owner of an aggregate of 649,991 shares of common stock, par value $0.01 per share (the “Common Stock”), of Datawatch Corporation, a Delaware corporation (“Datawatch” or the “Company”), representing approximately 5.6% of the outstanding shares of Common Stock, making us one of the Company’s largest stockholders.  We are long-term stockholders, having held shares of Datawatch since April 2014.  We believe Datawatch possesses strong assets and a talented team of dedicated employees that are capable of delivering value for stockholders;  however, we believe the Company is significantly undervalued due to mismanagement.

For the reasons set forth in the attached Proxy Statement, we believe immediate change to Datawatch’s Board of Directors (the “Board”) is required to address the Company’s continued underperformance relative to the market and its peer group, as well as what we believe to be the mismanagement and failed execution that Datawatch has suffered from under its current leadership. We further believe that change to the composition of the Board is necessary in order to ensure that the Company is being run in a manner consistent with stockholders’ best interests.  We are deeply concerned by the Board’s refusal to date to hold management accountable for its repeated execution failures and underperformance. We have previously expressed to the Board our willingness to engage in a constructive dialogue regarding a framework for substantive and immediate change at Datawatch.  Unfortunately, to date, the Board has been unwilling to embrace the level of change that we believe is required to put the Company on the right path towards stockholder value creation.

We are therefore seeking your support to WITHHOLD votes from the re-election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter as directors at the Company’s annual meeting of stockholders scheduled to be held on April 19, 2016, at 11:00 A.M., local time, at the Company’s offices located at 4 Crosby Drive, Bedford, Massachusetts 01730 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

  By WITHHOLDING votes from Messrs. Mahoney, Osborne and Potter, stockholders will be sending a strong message to the Board that they are dissatisfied with the status quo and that meaningful change is required.  Our proxy solicitation is a platform for stockholders to express their views regarding Datawatch and influence the Board with respect to its decisions regarding Board composition and accountability at our Company.

Your WITHHOLD votes from Messrs. Mahoney, Osborne and Potter will serve as a referendum on the Board’s performance and signal that stockholders are ready for change at Datawatch.  We have an important opportunity as stockholders to have our voices heard at the upcoming Annual Meeting.

We note that the election of directors at Datawatch is governed by a plurality vote standard, meaning that your WITHHOLD votes will not prohibit the election of any incumbent director because the incumbents are running unopposed; however, we believe the failure of the Board to take into account any WITHHOLD votes that Messrs. Mahoney, Osborne and Potter may receive at the Annual Meeting would be an egregious violation of proper corporate governance, and in direct opposition to a clear stockholder directive.

Our interests are fully aligned with the interests of all Datawatch stockholders. We believe there is significant value to be realized at Datawatch.  Given the Company’s track record of underperformance, failed execution and poor corporate governance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of Datawatch, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about March 30, 2016.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning the enclosed GOLD proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed on the following page.

Thank you for your support,

/s/ Jack Ripsteen

Jack Ripsteen
Potrero Capital Research, LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Potrero Capital’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Call Toll-Free at: (855) 208-8902
E-mail: info@okapipartners.com

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
DATAWATCH CORPORATION
_________________________

PROXY STATEMENT
OF
POTRERO CAPITAL RESEARCH, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Potrero Capital Research, LLC (“Potrero Capital Research”), Potrero Capital Research Partners, LP (“PCAP”), Potrero Capital Research Partners II, LP (“PCAP II”) and Jack Ripsteen (collectively, “Potrero Capital” or “we”) are significant stockholders of Datawatch Corporation, a Delaware corporation (“Datawatch” or the “Company”), owning approximately 5.6% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. We are seeking your support at the annual meeting of stockholders scheduled to be held on April 19, 2016, at 11:00 A.M., local time, at the Company’s offices located at 4 Crosby Drive, Bedford, Massachusetts 01730 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), to WITHHOLD votes from the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter to the Company’s Board of Directors (the “Board”).

Our GOLD proxy card will also allow stockholders to vote on the following proposals that are being presented by the Company for stockholder consideration at the Annual Meeting:

•	The approval, by advisory vote, of the compensation of the Company’s named executive officers;

•	The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Potrero Capital Research, PCAP, PCAP II and Mr. Ripsteen (collectively, the “Potrero Capital Group”) are deemed participants in this proxy solicitation.   As of the date hereof, the members of the Potrero Capital Group collectively own 649,991 shares of Common Stock (the “Potrero Capital Group Shares”).  We intend to vote the Potrero Capital Group Shares as follows: WITHHOLD with respect to the election of all of the Datawatch director nominees (the “Datawatch Nominees”), AGAINST the approval of the advisory vote on the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, as described herein.

Please note that the Datawatch Nominees are not the nominees of Potrero Capital and have not consented to be named in this Proxy Statement.  Because the Datawatch Nominees are not Potrero Capital’s nominees and have not consented to be named in this Proxy Statement, they are not participants in this solicitation. We can provide no assurance that any of the Datawatch Nominees will serve as directors if elected.

The Company has set the close of business on February 22, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 4 Crosby Drive, Bedford, Massachusetts 01730.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 11,652,874 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY POTRERO CAPITAL AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH POTRERO CAPITAL IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

POTRERO CAPITAL URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD TO WITHHOLD VOTES FROM THE ELECTION OF DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER TO THE BOARD AT THE ANNUAL MEETING.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.okapivote.com/datawatch

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own.  Potrero Capital urges you to sign, date, and return the enclosed GOLD proxy card today to WITHHOLD votes from the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter to the Board and in accordance with Potrero Capital’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Potrero Capital, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company, unless it is marked “withhold” as a protest against the incumbent directors; however, it will revoke any proxy card you may have previously sent to us.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Potrero Capital’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Call Toll-Free at: (855) 208-8902
E-mail: info@okapipartners.com

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
Since April 2014, representatives of Potrero Capital have routinely participated in discussions with Datawatch’s management team, either in person at various investment conferences or by telephone, to discuss the Company’s financial results and operational strategy.

•	On January 22, 2015, Potrero Capital filed its initial Schedule 13G with the Securities and Exchange Commission (“SEC”) disclosing a 5.5% ownership position in the Company.

•
On March 2, 2015, representatives of Potrero Capital met with representatives of Datawatch, including President, Chief Executive Officer and director Michael Morrison, Chief Financial Officer James Eliason, Chief Revenue Officer John Judge, Chief Product Officer Jon Pilkington, Chairman Richard de Osborne and Vice Chairman David Mahoney, at the Company’s headquarters in Massachusetts to discuss the Company’s financial underperformance, entry into the self-service data preparation market, corporate governance and capital allocation.

•
On April 22, 2015, a call took place between representatives of Potrero Capital and Messrs. Morrison and Eliason to discuss the Company’s second quarter fiscal 2015 results. Potrero Capital expressed its concerns with the Company’s continued financial underperformance.

•
On May 21, 2015, representatives of Potrero Capital met with Mr. Eliason at Potrero Capital’s office in San Francisco to discuss the Company’s progress in the self-service data preparation market and sales channel partnerships.

•
On July 23, 2015, a call took place between representatives of Potrero Capital and Messrs. Morrison and Eliason to discuss the Company’s third quarter fiscal 2015 results. Potrero Capital once again expressed its concerns with the Company’s continued financial underperformance.

•
On August 12, 2015, Jack Ripsteen, Managing Member of Potrero Capital Research, met with representatives of Datawatch at the Canaccord Genuity investment conference in Boston to discuss the Company’s progress in the self-service data preparation market and its financial position and capital allocation strategy.

•
On August 25, 2015, a call took place between representatives of Potrero Capital and representatives of Datawatch, including Mr. Mahoney and director Christopher Cox, to discuss the Company’s financial underperformance and capital allocation strategy.

•
On November 5, 2015, a call took place between representatives of Potrero Capital and Messrs. Morrison and Eliason to discuss the Company’s fourth quarter fiscal 2015 results. Potrero Capital reiterated its concerns with the Company’s continued financial underperformance.

•
On December 2, 2015, a call took place between representatives of Potrero Capital and Messrs. Mahoney and Cox to discuss Potrero Capital’s concerns regarding the Company’s compensation policy in light of its financial underperformance.

•
On December 9, 2015, representatives of Potrero Capital met with Messrs. Morrison and Eliason at Potrero Capital’s office in San Francisco to discuss the Company’s progress in the self-service data preparation market and sales-force productivity.

•	On December 14, 2015, the Company announced that it had increased the size of the Board to eight members and appointed Randall Seidl to serve as a director, effective December 9, 2015.

•
On January 28, 2016, a call took place between representatives of Potrero Capital and Messrs. Morrison and Eliason to discuss Potrero Capital’s concerns regarding the Company’s prolonged financial underperformance and corporate governance. During the call, Potrero Capital explained its belief that, given the Company’s continued underperformance, changes should be made to the composition of the Board and the Company should hire a financial advisor to explore strategic alternatives. Shortly thereafter, a call took place between Mr. Ripsteen and Mr. Cox during which such parties discussed potential changes to the Board.

•	Also on January 28, 2016, the Company filed its definitive proxy statement for the Annual Meeting.

•
On February 3, 2016, Potrero Capital filed its initial Schedule 13D with the SEC disclosing a 5.6% ownership position in the Company. Potrero Capital disclosed that it had recently engaged, and intends to continue to engage, in discussions with the Company’s management and Board regarding the composition of the Board and means to enhance stockholder value.

•
On February 8, 2016, a call took place between Mr. Ripsteen and Mr. Cox to discuss potential changes to the Board. During the call, Mr. Ripsteen suggested the addition of two independent director candidates to the Board. Mr. Cox indicated that the Board would consider Potrero Capital’s suggested Board additions, but that the Board may also consider adding additional nominees of its own choosing. Mr. Ripsteen expressed his displeasure at the implication that the Board would continue to unilaterally add Board members without stockholder input.

•
On March 8, 2016, Potrero Capital filed a Schedule 13D amendment disclosing a detailed presentation explaining its belief that urgent change is needed to the Board.  Potrero Capital also issued a press release announcing the release of the presentation and informing stockholders that it intends to solicit support to withhold votes from Datawatch’s incumbent directors at the Annual Meeting to send a clear message that it is time for change at Datawatch.

•	On March 9, 2016, the Company announced that it had increased the size of the Board to nine members and appointed Donald Friedman as a director, effective March 7, 2016.

•
Also on March 9, 2016, a call took place between Mr. Ripsteen and Mr. Cox during which Mr. Ripsteen expressed Potrero Capital’s displeasure with the Board’s decision to unilaterally add yet another member to the Board prior to the Annual Meeting without stockholder input.

•	On March 10, 2016, the Company filed a revised definitive proxy statement for the Annual Meeting reflecting Mr. Friedman’s appointment to the Board and his inclusion as a director nominee.

REASONS FOR THE SOLICITATION

WE BELIEVE IT IS TIME FOR THE BOARD TO BE HELD ACCOUNTABLE FOR MANAGEMENT’S POOR PERFORMANCE AND SUBSTANTIAL STOCKHOLDER VALUE DESTRUCTION

We are long-term stockholders of the Company, having held shares of Datawatch since April 2014. We initially invested in the Company because we saw compelling value in the Company’s technology, a solid base of revenue, potential growth opportunities and a strong balance sheet. Unfortunately, over the period of our investment, we have witnessed management and the Board squander the Company’s resources and fail to enhance the Company’s key strengths that spurred our investment. We have become increasingly concerned by management’s poor execution and failed strategies, but most troubling to us is the Board’s apparent lack of oversight and unwillingness to hold management accountable for the Company’s continued underperformance. As a result, we have lost faith in the ability of the Board to oversee the Company in a manner consistent with the best interests of stockholders.

We are soliciting stockholders to vote WITHHOLD with respect to the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter to the Board at the Annual Meeting because we believe it will send a strong message to the Board that stockholders are dissatisfied with the Board’s failure to hold management accountable for the Company’s continued underperformance as well as the Company’s poor corporate governance practices. Importantly, we have concerns that, due to their long tenures and interlocking relationships with other directors, Messrs. Mahoney, Osborne and Potter may lack the independence and objectivity necessary to maximize stockholder value. We are also concerned by the Company’s poor compensation policies that have persisted under Mr. Mahoney in his capacity as the Chairman of the Compensation and Stock Committee of the Board (the “Compensation Committee”).

We are seeking the support of Datawatch stockholders to help send the Board a clear message that the status quo is unacceptable and that new, independent directors who are committed to fully exploring all opportunities to maximize stockholder value (including hiring a financial adviser to evaluate strategic alternatives), must be added to the Board to ensure that the best interests of all stockholders are appropriately represented in the boardroom.  For the reasons set forth below, we urge stockholders to vote WITHHOLD with respect to the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter to the Board at the Annual Meeting.

Datawatch Has Repeatedly Underperformed the Market and its Peers under the Leadership of the Incumbent Board

Over the past one, three and five-year periods, Datawatch’s total shareholder returns have significantly underperformed the NASDAQ Composite Index and have often trailed its peers during such periods.

Total Shareholder Returns

	DWCH	DATA	QLIK	MSTR	NASDAQ
1-year	-29%	-52%	-18%	4%	-4%
3-year	-63%	N/A	-4%	51%	46%
5-year	-14%	N/A	11%	39%	71%
Note: DATA - Tableau Software, Inc. (IPO in May 2013); QLIK - Qlik Technologies Inc.; MSTR - MicroStrategy Inc.
Source: Bloomberg, calculated as of March 7, 2016.

In addition, since December 6, 2013, Datawatch’s shares have declined by 87% from a high of $37.85 to $4.74 as of March 7, 2016, the day immediately prior to the announcement of our intention to solicit withhold votes at the Annual Meeting. Over the same period, the NASDAQ 100 Technology Sector and the NASDAQ Composite Index have increased by 22% and 16%, respectively. Over the same period, the Company’s peers have significantly outperformed Datawatch, including MicroStrategy Inc. (“MicroStrategy”) (NASDAQ:MSTR) increasing by 33%, Qlik Technologies Inc. (“Qlik”) (NASDAQ: QLIK) increasing by 5% and Tableau Software, Inc. (“Tableau”) (NYSE:DATA) decreasing by 33%. We believe stockholders should be seriously concerned with the Company’s stock price underperformance under the leadership of the incumbent Board.

Datawatch vs. NASDAQ 100 Technology Sector (NDXT) & NASDAQ Composite

Source: Google Finance, calculated as of March 7, 2016.

Datawatch vs. Peer Group

Source: Google Finance, calculated as of March 7, 2016.

As illustrated below, we are also concerned by Datawatch’s declining revenue growth as compared to its peers.

Year-over-Year Revenue Growth Percentage

Source: Annual and Quarterly Reports on Forms 10-K and 10-Q of Datawatch, Tableau, Qlik and MicroStrategy.

Compounding the lack of revenue growth is the fact that the Company’s sales and marketing expenses actually increased by 68% from $18.5 million in fiscal 2013 to $31.1 million in fiscal 20141; yet, without corresponding revenue gains, this has caused the Company’s sales and marketing expenses as a percentage of total revenue to soar.

1 Datawatch Form 10-K filed on December 5, 2014.

We believe Datawatch has suffered from Mismanagement and Failed Execution under its Current Leadership

Over the past several years, the Company’s management and Board have attempted to implement multiple strategies, but unfortunately for stockholders, none have yielded evidence of positive results to date. First, in August 2013, the Company acquired Panopticon Software AB (“Panopticon”) in an attempt to enter into the data visualization market. After issuing approximately $42.8 million worth of Datawatch stock to acquire Panopticon2, the Company’s revenue actually declined from approximately $30.3 million in fiscal 2013 (prior to the acquisition) to approximately $30.2 million in fiscal 20153. The acquisition appeared to distract management from Datawatch’s core business as evidenced by CEO Morrision’s statement on the Company’s Q1 2015 conference call that “We over-rotated to visualization and sort of left our heritage, big loyal committed customer base behind.”4

Next, the Company undertook to realign its sales force in an attempt to focus on its core business and deemphasize Panopticon. As shown below, since announcing the realignment of its sales force in April 2015, the Company has not shown a marketable improvement in revenue growth.

Year-over-Year Quarterly Revenue Growth Percentage

Source: Bloomberg.

Most recently, in June 2015, the Company launched Monarch version 13, the Company’s self-service data preparation offering. Although we believe Monarch is a compelling product extension in the fast-growing self-service data preparation market, we are concerned that Datawatch was late to pivot to the market and may have missed its window of opportunity to capitalize.

2 Datawatch Form 10-K filed on December 5, 2014.
3 Datawatch Form 10-K filed on November 13, 2015.
4 Transcript of Datawatch Q1 2015 Conference Call.

Although the strategies may have changed, constant themes remain – lack of revenue growth and the depletion of the Company’s cash. In April 2015, CFO Eliason indicated that the Company’s breakeven number is approximately $10 million in quarterly revenue5. Unfortunately, Datawatch has fallen short of this mark and incurred an operating loss of approximately $52.4 million and a net loss of approximately $49.8 million in fiscal 20156. As illustrated below, the Company has also seen its cash and cash equivalents steadily decline from approximately $53.9 million in March 2014 to just $33 million in December 2015, a 39% decline.

Datawatch Cash and Cash Equivalents

Note: Figures in ($) millions.
Source: Annual and Quarterly Reports on Forms 10-K and 10-Q of Datawatch.

We are Concerned with the Company’s Poor Corporate Governance and the Perceived Lack of Independence of Certain Board Members

Change on the Board is critical to ensure renewed focus and commitment on delivering stockholder value. We believe Datawatch’s current Board is stale, as three incumbent directors, Terry Potter (18 years), Richard de Osborne (15 years as Chairman) and Thomas Kelly (11 years), have tenures of at least 11 years. Meanwhile, leading proxy advisory firm ISS takes the position that tenure of more than nine years is considered to potentially compromise a director’s independence.

Furthermore, we are troubled by the Board’s unilateral adoption of certain amendments to the Bylaws in August 2013 that limited stockholders’ rights, including (i) eliminating stockholders’ ability to call special meetings, (ii) implementing procedural hurdles for stockholders to act by written consent and (iii) adopting advance notice provisions for director nominations and business proposals by stockholders7. We do not believe the Board should utilize Datawatch’s corporate machinery to attempt to insulate itself. Six of the incumbent directors (Christopher T. Cox, Thomas H. Kelly, David C. Mahoney, Michael A. Morrison, Richard de J. Osborne and Terry W. Potter) were directors at the time the Bylaw amendments were adopted.

5 Datawatch Q2 2015 Conference Call.
6 Datawatch Form 10-K filed on November 13, 2015.
7 Datawatch Form 8-K filed on August 28, 2013.

We are also concerned with the interlocking relationships among certain of the Company’s directors that make us question their objectivity and independence. For a 15-year period, Messrs. Osborne and Kelly shared experience at Schering-Plough Corp. (“Schering”), where Mr. Osborne served as a director (and briefly Chairman) from 1988 to 2006 and Mr. Kelly served as a Vice President from 1991 to 2007. In addition, from 2004 to 2007, President, CEO and director Michael Morrison worked under Vice Chairman David Mahoney at Applix, Inc. (“Applix”), where Mr. Morrison served as a Vice President and the COO while Mr. Mahoney was the President, CEO and a director of Applix. Moreover, the late James Wood, who served as a director of Datawatch from January 2001 until his passing in March 2015, also served as a director of Schering for many years during Messrs. Osborne and Kelly’s tenures. Mr. Wood also served as a director of ASARCO Inc. (“ASARCO”) for a decade during Mr. Osborne’s service as Chairman and CEO of ASARCO. Mr. Wood’s son-in-law, Christopher Cox, has also served as a director of Datawatch since August 2012. Given all of these interlocking relationships, we have questions regarding the independence of the Board.

We are Concerned with the Company’s Poor Compensation Policies

We strongly believe that the Company’s compensation policies must be revamped to implement policies that better align executive pay with performance. Under the current regime, the Board seemingly rewards management for poor performance. For example, following the forfeiture of the performance-based Restricted Stock Units (“RSUs”) awarded to executive officers for fiscal 2015 as a result of the Company failing to meet its fiscal 2015 financial plan targets, the Company granted executive officers new RSUs in November 2015 with no performance triggers (except for 1/3rd of Chief Revenue Officer John Judge’s RSU grant)8.

The Company’s performance incentives for its executive officers appear to be tied to revenue growth rather than profitability. Considering Datawatch has been in existence for nearly 30 years, we believe it is more appropriate to reward executive officers based on profit targets rather than revenue growth to better align management’s interests with those of stockholders. It is evident to us that the Compensation Committee led by David Mahoney must be reconstituted immediately in order to better align executive pay with performance.

8 Datawatch revised definitive proxy statement filed on March 10, 2016.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors, all of whom are up for election at the Annual Meeting.  For the reasons stated above, we are seeking your support at the Annual Meeting to WITHHOLD votes from the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter.

The Company has adopted a plurality vote standard for uncontested elections.  Since we are not proposing an alternate slate of directors, the election is considered to be uncontested despite our opposition to Messrs. Mahoney, Osborne and Potter.  According to the Company’s proxy statement, directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting (meaning that the nine director nominees who receive the highest number of shares voted “for” their election will be elected). The Company has also disclosed that a withhold vote with respect to one of more director nominees will have no effect on the election of such nominees.

Accordingly, even if we are successful in soliciting your support to vote WITHHOLD with respect to the election of Messrs. Mahoney, Osborne and Potter, they will still be elected to the Board provided a quorum is present and at least one “for” vote is received by each such nominee.  Although a WITHHOLD vote will have no direct effect on the election of Messrs. Mahoney, Osborne and Potter or any other Datawatch Nominee at the Annual Meeting, we believe the failure of the Board to take into account any WITHHOLD votes that Messrs. Mahoney, Osborne and Potter may receive at the Annual Meeting would be an egregious violation of proper corporate governance, and in direct opposition to a clear stockholder directive.

Please note that the Datawatch Nominees are not the nominees of Potrero Capital, have not consented to be named in these proxy materials, and are the nominees of Datawatch. Because the Datawatch Nominees are not Potrero Capital’s nominees and have not consented to be named in this proxy statement, they are not participants in this solicitation. We can provide no assurance that any of the Datawatch Nominees will serve as directors if elected.  The names, backgrounds and qualifications of the Datawatch Nominees, and other information about them, can be found in the Company’s proxy statement.

WE URGE YOU TO “WITHHOLD” YOUR VOTE FROM THE ELECTION OF DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER ON THE ENCLOSED GOLD PROXY CARD.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER DATAWATCH NOMINEES AND INTEND TO VOTE OUR SHARES “WITHHOLD” WITH RESPECT TO THEIR ELECTION.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement.  Accordingly, the Company is asking stockholders to vote for the following resolution:

"RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the headings “Compensation Discussion and Analysis” and “Summary Compensation Table."

According to the Company’s proxy statement, the stockholder vote on the Say-on-Pay proposal is an advisory vote only, and it is not binding on the Company; however, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to ratify the appointment of RSM US LLP as Datawatch’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

As disclosed in the Company’s proxy statement, the Board is placing the ratification of the selection of RSM US LLP before stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. Further, if the appointment of RSM US LLP is not ratified, the Audit Committee of the Board will first review the basis for the stockholder vote and the Company’s relationship with RSM US LLP and will then take such action as it deems necessary.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2016 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Potrero Capital believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted WITHHOLD with respect to the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter and FOR the election of all other Datawatch Nominees, AGAINST the approval of the advisory vote on the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

Please note that the Datawatch Nominees are not the nominees of Potrero Capital, have not consented to be named in this Proxy Statement, and are the nominees of Datawatch. The names, backgrounds and qualifications of the Datawatch Nominees, and other information about them, can be found in the Company’s proxy statement. We can provide no assurance that any of the Datawatch Nominees will serve as directors if elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  A majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for uncontested elections.  Since we are not proposing an alternate slate of directors, the election is considered to be uncontested despite our opposition to three of the Datawatch Nominees.  Therefore, the standard for director election will be by a “plurality” vote, so the nine director nominees who receive the highest number of shares voted “for” their election will be elected to the Board. Datawatch stockholders who wish to vote for, or selectively withhold votes from, Messrs. Mahoney, Osborne and Potter must use the Company’s proxy card.  The Company has indicated that withhold votes with respect to director nominees will have no effect on the election of such nominees.

Advisory (nonbinding) Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, the advisory vote on executive compensation will be approved if a majority of the shares present, in person or represented by proxy, and voting on the matter, vote in favor of approval. The Company has indicated that broker non-votes will have no effect on the proposal, but abstentions will have the same effect as votes "against" the proposal.

Ratification of Appointment of Accounting Firm ─ According to the Company’s proxy statement, the selection of RSM US LLP will be deemed to have been ratified if a majority of the shares present, in person or represented by proxy, and voting on the matter, vote in favor of ratification. The Company has indicated that broker non-votes will have no effect on the proposal, but abstentions will have the same effect as votes "against" the proposal.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Potrero Capital’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Potrero Capital in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 4 Crosby Drive, Bedford, Massachusetts 01730 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Potrero Capital in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies to withhold votes from Messrs. Mahoney, Osborne and Potter.

IF YOU WISH TO WITHHOLD YOUR VOTE FROM THE ELECTION OF DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Potrero Capital.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Potrero Capital has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $80,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Potrero Capital has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Potrero Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately 25 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Potrero Capital.  Costs of this solicitation of proxies are currently estimated to be approximately $200,000.  Potrero Capital estimates that through the date hereof its expenses in connection with this solicitation are approximately $100,000.  Potrero Capital intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Potrero Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The members of the Potrero Capital Group are participants in this solicitation (collectively, the “Participants” and each a “Participant”).  The principal business of each of PCAP and PCAP II is investing in securities.  The principal business of Potrero Capital Research is serving as the investment adviser and general partner of PCAP and PCAP II.  The principal occupation of Mr. Ripsteen is serving as the Managing Member of Potrero Capital Research.

The address of the principal office of each of the Participants is Two Embarcadero, Suite 420, San Francisco, California 94111.

As of the date hereof, PCAP directly beneficially owned 258,809 shares of Common Stock.  As of the date hereof, PCAP II directly beneficially owned 391,182 shares of Common Stock. Potrero Capital Research, as the investment adviser and general partner of each of PCAP and PCAP II, may be deemed the beneficial owner of the 649,991 shares of Common Stock owned in the aggregate by PCAP and PCAP II.  Mr. Ripsteen, as the Managing Member of Potrero Capital Research, may be deemed the beneficial owner of the 649,991 shares of Common Stock owned in the aggregate by PCAP and PCAP II.

Each Participant in this solicitation is a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act. The group may be deemed to beneficially own the 649,991 shares of Common Stock owned in the aggregate by all of the Participants in this solicitation.  Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by PCAP and PCAP II were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted.

On February 3, 2016, the Participants entered into a Joint Filing Agreement in which the Participants agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required by applicable law.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Potrero Capital is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Potrero Capital is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, any stockholder wishing to submit a proposal to be included in the Company’s proxy statement for the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) pursuant to Rule 14a-8 must deliver such proposal to Datawatch’s Secretary at the Company’s principal executive offices not later than close of business on December 20, 2016.  Stockholder proposals should be addressed to: Secretary, Datawatch Corporation, 4 Crosby Drive, Bedford, Massachusetts 01730.

In addition, according to the Company’s proxy statement for the Annual Meeting, any stockholder wishing to nominate a director or bring other business before the stockholders at the 2017 Annual Meeting must notify the Company’s Secretary in writing between December 20, 2016 and January 19, 2017 and otherwise comply with the Bylaws. Notices of intention to present proposals at the 2017 Annual Meeting should be addressed to: Secretary, Datawatch Corporation, 4 Crosby Drive, Bedford, Massachusetts 01730.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2017 Annual Meeting is based on information contained in the Company’s proxy statement for the Annual Meeting.  The incorporation of this information in this Proxy Statement should not be construed as an admission by Potrero Capital that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Potrero Capital Research, LLC

March 30, 2016

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale
POTRERO CAPITAL RESEARCH PARTNERS, LP

13,476	04/14/2014
6,738	04/15/2014
8,490	04/16/2014
10,871	04/17/2014
8,535	04/21/2014
4,889	04/24/2014
5,099	04/29/2014
4,361	04/30/2014
(1,691)	05/01/2014
(3,631)	05/08/2014
(4,024)	05/12/2014
2,666	05/28/2014
556*	07/01/2014
132	07/23/2014
12,379	07/24/2014
(1,009)*	08/01/2014
102*	09/02/2014
5,114	09/12/2014
26,136	09/15/2014
6,805	09/16/2014
4,555	09/22/2014
3,574	09/23/2014
3,566	09/30/2014
(1,644)*	10/01/2014
679*	11/03/2014
6,480	11/20/2014
5,353	11/21/2014
3,529	11/24/2014
(593)*	12/01/2014
3,231	12/01/2014
129	12/02/2014
11,751	12/03/2014
10,750	12/04/2014
21,500	12/05/2014

* Represents a rebalancing transaction between PCAP and PCAP II.

3,784	12/08/2014
47,851	12/09/2014
780*	01/02/2015
4,317	01/06/2015
28,650	01/14/2015
6,963	01/23/2015
(3,288)*	03/02/2015
723*	04/01/2015
(995)*	04/01/2015
6,524*	05/01/2015
(5,398)*	07/01/2015
9,832	07/31/2015
(5,457)*	08/03/2015
(10,433)*	10/01/2015
(2,646)*	11/02/2015
(2,899)*	01/04/2016
1,647*	02/01/2016

POTRERO CAPITAL RESEARCH PARTNERS II, LP

16,524	04/14/2014
8,262	04/15/2014
10,410	04/16/2014
13,329	04/17/2014
10,465	04/21/2014
5,993	04/24/2014
6,253	04/29/2014
5,347	04/30/2014
1,691	05/01/2014
(4,677)	05/08/2014
(5,185)	05/12/2014
3,434	05/28/2014
(556)*	07/01/2014
168	07/23/2014
15,666	07/24/2014
1,009*	08/01/2014
(102)*	09/02/2014
6,626	09/12/2014
33,864	09/15/2014
8,817	09/16/2014
5,903	09/22/2014
4,631	09/23/2014
4,620	09/30/2014
1,644*	10/01/2014
(679)*	11/03/2014
8,520	11/20/2014

7,040	11/21/2014
4,641	11/24/2014
593*	12/01/2014
4,305	12/01/2014
171	12/02/2014
15,578	12/03/2014
14,250	12/04/2014
28,500	12/05/2014
5,016	12/08/2014
63,199	12/09/2014
(780)*	01/02/2015
5,683	01/06/2015
36,542	01/14/2015
9,137	01/23/2015
3,288*	03/02/2015
995*	04/01/2015
(723)*	04/01/2015
(6,524)*	05/01/2015
5,398*	07/01/2015
13,108	07/31/2015
5,457*	08/03/2015
10,433*	10/01/2015
2,646*	11/02/2015
2,899*	01/04/2016
(1,647)*	02/01/2016

SCHEDULE II

The following table is reprinted from the revised definitive proxy statement filed by Datawatch Corporation with the Securities and Exchange Commission on March 10, 2016.

The following table sets forth as of January 5, 2016 certain information regarding beneficial ownership of the Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock outstanding at such date; (ii) by each director of the Company; (iii) by each named executive officer identified in the Summary Compensation Table on page 19 of [the Company’s] proxy statement; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
Christopher T. Cox(3)	748,694	6.42%
Richard de J. Osborne(4)	444,001	3.78%
Michael A. Morrison(5)	355,201	3.01%
David C. Mahoney	292,983	2.51%
Joan C. McArdle(6)	191,334	1.62%
Sanjay Mistry(7)	99,106	*
Ben F. Plummer(8)	77,750	*
Terry W. Potter(9)	53,762	*
James Eliason	42,662	*
Thomas H. Kelly(10)	32,834	*
Randy Seidl	32,000	*
John Judge	25,000	*
Donald R. Friedman	—	*
All current directors and executive officers as a group (twelve persons)(11)	2,317,577	19.12%
Division of Investment, Department of Treasury,
State of New Jersey(12) 50 West State Street, 9th Floor P.O. Box 290 Trenton, NJ 08625-0290	1,018,000	8.74%
Diker GP, LLC(13)
730 Fifth Avenue, 15th Floor New York, NY 10019	732,529	6.29%
WC Capital, LLC(14)
c/o Christopher Cox 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	5.92%
Potrero Capital Research, LLC(15)
Two Embarcadero Center, Suite 420 San Francisco, CA 94111	610,951	5.25%

_____________

*	Less than one percent.

(1)
Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 4 Crosby Drive, Bedford, Massachusetts 01730.

(2)
The percentage ownership for each stockholder is calculated by dividing the total number of shares beneficially owned by the stockholder by an amount equal to the sum of 11,652,874 shares (the number of shares outstanding as of January 5, 2016) plus any shares acquirable (including pursuant to stock options exercisable and restricted stock units vesting) by the stockholder within 60 days after January 5, 2016, and multiplying the result by 100.

(3)
Includes 689,966 shares held by WC Capital, LLC. Mr. Cox, as a Managing Member of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC. Also includes 35,000 shares owned by Mr. Cox’s wife, as to which Mr. Cox disclaims beneficial ownership.

(4)
Includes 100,000 options that may be exercised within 60 days of January 5, 2016. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC, although Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 3,000 shares owned by Mr. Osborne’s wife, as to which Mr. Osborne disclaims beneficial ownership.

(5)
Includes 13,500 shares owned by Mr. Morrison’s wife as custodian for five UTMA accounts and 1,797 shares owned by Mr. Morrison’s wife. Mr. Morrison disclaims beneficial ownership of the 13,500 shares in the UTMA accounts and the 1,797 shares held by his wife. Also includes 156,240 options that may be exercised within 60 days of January 5, 2016 and 10,000 restricted stock units that will vest within 60 days of January 5, 2016. Includes 54,201 shares owned by Mr. Morrison or his wife that are pledged as collateral to secure third party loans.

(6)
Includes 185,000 warrants held by Massachusetts Capital Resource Company exercisable within 60 days of January 5, 2016. Ms. McArdle, as senior vice president of Massachusetts Capital Resource Company, may be deemed to have shared voting and/or investment power over these securities.

(7)	Includes 6,667 restricted stock units that will vest within 60 days of January 5, 2016. Also includes 138 shares owned by Mr. Misty’s children, as to which Mr. Mistry disclaims beneficial ownership.

(8)
As disclosed in Datawatch’s Form 8-K filed April 20, 2015, Mr. Plummer resigned as an executive officer from Datawatch effective May 1, 2015. Mr. Plummer is a named executive officer for the fiscal year ended September 30, 2015, but is no longer an executive officer or employee of Datawatch. Amount includes 33,334 restricted stock units that will vest within 60 days of January 5, 2016.

(9)	Includes 5,000 options that may be exercised within 60 days of January 5, 2016.

(10)	Includes 5,000 options that may be exercised within 60 days of January 5, 2016.

(11)
Includes 266,240 options that may be exercised within 60 days of January 5, 2016, 185,000 warrants that may be exercised within 60 days of January 5, 2016 and 16,667 restricted stock units that will vest within 60 days of January 5, 2016. Does not include shares beneficially owned by Mr. Plummer as he is no longer an executive officer of Datawatch.

(12)
According to a Schedule 13G filed on January 15, 2016, Division of Investment, Department of Treasury, State of New Jersey, may be deemed to have sole voting power and sole dispositive power with respect to all of the above-mentioned shares.

(13)
According to a Schedule 13G filed on February 17, 2015, Diker GP, LLC may be deemed to have shared voting and shared dispositive power with respect to 705,605 of the above-mentioned shares and certain of its affiliated persons, including Diker Management, LLC, Charles M. Diker and Mark N. Diker, may be deemed to have shared voting and shared dispositive power with respect to all of the above-mentioned shares.

(14)
According to a Schedule 13D filed on January 22, 2016, WC Capital, LLC and certain of its affiliated persons, including Colleen M. Wood and Christopher T. Cox, may be deemed to have shared voting and shared dispositive power with respect to all of the above-mentioned shares.

(15)
According to a Schedule 13G filed on January 22, 2015, Potrero Capital Research, LLC and certain of its affiliated persons, including Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP and Jack Ripsteen, may be deemed to have shared voting and shared dispositive power with respect to all of the above-mentioned shares.

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Potrero Capital your proxy to WITHHOLD votes from the election of David C. Mahoney, Richard de J. Osborne and Terry W. Potter to the Board and in accordance with Potrero Capital’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed GOLD proxy card;

●	DATING the enclosed GOLD proxy card; and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Potrero Capital’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Call Toll-Free at: (855) 208-8902
E-mail: info@okapipartners.com

GOLD PROXY CARD

DATAWATCH CORPORATION

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF POTRERO CAPITAL RESEARCH, LLC, POTRERO CAPITAL RESEARCH PARTNERS, LP, POTRERO CAPITAL RESEARCH PARTNERS II, LP AND JACK RIPSTEEN

THE BOARD OF DIRECTORS OF DATAWATCH CORPORATION
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Jack Ripsteen and Steve Wolosky, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Datawatch Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 annual meeting of stockholders of the Company scheduled to be held April 19, 2016, at 11:00 A.M., local time, at the Company’s offices located at 4 Crosby Drive, Bedford, Massachusetts 01730 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Potrero Capital Research, LLC (“Potrero Capital”) a reasonable time before this solicitation. STOCKHOLDERS ARE ADVISED THAT THE COMPANY NOMINEES ARE NOT THE NOMINEES OF POTRERO CAPITAL, HAVE NOT CONSENTED TO BE NAMED IN THESE PROXY MATERIALS, AND ARE THE NOMINEES OF THE COMPANY. BECAUSE THE COMPANY NOMINEES ARE NOT POTRERO CAPITAL’S NOMINEES AND HAVE NOT CONSENTED TO BE NAMED IN THIS PROXY STATEMENT, THEY ARE NOT PARTICIPANTS IN THIS SOLICITATION.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “WITHHOLD” WITH RESPECT TO THE ELECTION DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER AND “FOR” ALL OTHER COMPANY NOMINEES, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

POTRERO CAPITAL STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE WITHHOLD WITH RESPECT TO THE ELECTION OF DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER AND MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER COMPANY NOMINEES.  POTRERO CAPITAL MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

1.           Election of Directors

IMPORTANT: A VOTE ON THIS CARD UNDER ANY OF THE OPTIONS LISTED BELOW WILL HAVE THE EFFECT OF A WITHHOLD VOTE WITH RESPECT TO DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER IN ALL CASES.

THE COMPANY NOMINEES OTHER THAN DAVID C. MAHONEY, RICHARD DE J. OSBORNE AND TERRY W. POTTER ARE REFERRED TO BELOW AS THE COMPANY NONOBJECTIONABLE NOMINEES.

FOR ALL COMPANY NONOBJECTIONABLE NOMINEES	WITHHOLD FROM ALL COMPANY NONOBJECTIONABLE NOMINEES	FOR ALL COMPANY NONOBJECTIONABLE NOMINEES, EXCEPT NOMINEE(S) WRITTEN BELOW
☐	☐	☐ ________________ ________________ ________________

2.	Approval, by advisory vote, of the compensation of the Company’s named executive officers.

☐ FOR	☐AGAINST	☐ABSTAIN

3.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

☐FOR	☐AGAINST	☐ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.